Exhibit 10.20

AERIE PHARMACEUTICALS, INC.
INDUCEMENT AWARD PLAN

FORM OF NONQUALIFIED STOCK OPTION AGREEMENT

Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby grants to the individual named below an option (the “Option”) to purchase a number of shares of common stock of the Company pursuant to the Aerie Pharmaceuticals, Inc. Inducement Award Plan, in the manner and subject to the provisions of this Option Agreement. Except as otherwise defined herein, capitalized terms used in this Option Agreement shall have the same definitions as set forth in the Plan.

1.    Definitions:

(a)    “Code” shall mean the Internal Revenue Code of 1986, as amended. (All citations to Sections of the Code are to such Sections as they may from time to time be amended or renumbered.)

(b)    “Company” shall mean Aerie Pharmaceuticals, Inc., a Delaware corporation, and any successor corporation thereto.

(c)    “Date of Option Grant” shall mean ______________, 201X.

(e)    “Exercise Price” shall mean __________ ($        ) per share as may be adjusted from time to time pursuant to the Plan.

(f)    “Number of Option Shares” shall mean _______ Shares of the Company as adjusted from time to time pursuant to the Plan.

(g)    “Option Term Date” shall mean the date ten (10) years after the Date of Option Grant.

(h)    “Optionee” shall mean _____________.

(i)    “Plan” shall mean the Aerie Pharmaceuticals, Inc. Inducement Award Plan, as may be amended from time to time.

2.	Nonqualified Option. The Option is intended to be a nonqualified stock option. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of the Option.

3.	Administration. All questions of interpretation concerning the Option shall be determined by the Committee and shall be final and binding upon all persons having an interest in the Option.

4.    Exercise of the Option.

(a)    Right to Exercise. Subject to the Optionee’s continuous employ from the Date of Option Grant through each applicable vesting date, the Option shall vest and become exercisable as set forth below, subject to the termination provisions of this Option Agreement.

(i)	On or after _____ ___, 20XX, the Option may be exercised to purchase up to 1/4th of the Number of Option Shares.

(ii)	On or after the th day of each successive month thereafter, the Option may be exercised to purchase up to an additional 1/48th of the Number of Option Shares.

(iii)	The foregoing provisions shall be interpreted such that on or after _____ ___, 20XX, the Option will be vested in full and may be exercised to purchase up to 100% of the Number of Option Shares.

The schedule set forth above is cumulative, so that the Shares underlying the portion of the Option that have vested and become exercisable on and after a date indicated by the schedule may be purchased pursuant to exercise of the Option at any subsequent date prior to termination of the Option. The Option may be exercised at any time and from time to time to purchase up to the number of Shares as to which it is then exercisable.

(b)    Method of Exercise. The Option shall be exercised by written notice to the Company in the form of Exhibit A hereto. The written notice must be signed by the Optionee and must be delivered in person or by certified mail, return receipt requested, to the Chief Financial Officer of the Company accompanied by full payment of the exercise price for the number of Shares being purchased.

(c)    Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of the Shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. The Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Option may be exercised unless (i) a registration statement under the Securities Act, and any applicable state securities laws shall at the time of exercise of the Option be in effect with respect to the Shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS EXERCISABLE PURSUANT TO THE TERMS HEREOF.

As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(d)    Fractional Shares. The Company shall not be required to issue fractional Shares upon the exercise of the Option.

5.	Non-Transferability of the Option. The Option may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

6.
Termination of the Option. Subject to Section 8, the Option shall terminate upon on the first to occur of: (a) the Option Term Date; (b) the last date for exercising the Option following Termination as described in Section 12 of this Option Agreement.

7.
Change in Control. Immediately prior to the effective date of a Change in Control (as defined in the Plan), the Option shall fully vest and be exercisable as to all the stock subject to such Option, including shares of stock which would not otherwise be vested or exercisable.

8.	Corporate Transaction. The provisions of the Plan applicable to a Corporate Transaction (as defined in the Plan) shall apply to the Option.

9.
Rights as a Stockholder or Service Provider. The Optionee shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of a certificate or certificates for the Shares for which the Option has been exercised. Nothing in the Option shall confer upon the Optionee any right to continue to employment with the Company or interfere in any way with any right of the Company to Terminate the Optionee.

10.	Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

11.
Termination or Amendment. The Board may terminate or amend this Option Agreement at any time; provided, however, that no such termination or amendment may materially adversely affect the Option or any unexercised portion hereof, as determined in the discretion of the Board, without the consent of the Optionee.

12.
Termination of Service. If the Optionee Terminates for any reason except death or Disability, the Option, to the extent vested and exercisable by the Optionee on the date on which the Optionee Terminates, may be exercised by the Optionee until the earlier of (i) three (3) months after the date on which the Optionee Terminates, or (ii) the Option Term Date. If the Optionee is Terminated due to the death or Disability, or the Optionee dies within the three (3) months following the Optionee’s Termination, the Option, to the extent vested and exercisable by the Optionee on the date of Termination, may be exercised by the Optionee (or the Optionee’s legal representative) until the earlier of (i) the expiration of twelve (12) months from the date the Optionee’s Termination or (ii) the Option Term Date. This paragraph shall be interpreted such that the Option shall not become vested as to any additional number of Shares underlying the Option after the date on which the Optionee Terminates for any reason, notwithstanding any period after Termination during which the Option may remain exercisable as provided in this paragraph.

13.
Integrated Agreement. This Option Agreement, together with the Plan, constitute the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein, and there are no other agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to the subject matter contained herein other than those as set forth or provided for herein and therein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Option Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

14.	Applicable Law. This Option Agreement shall be governed by the laws of the State of Delaware.

15.
Effect of Certain Transactions. Notwithstanding anything to the contrary in this Option Agreement, in the event that the Optionee has entered into a confidentiality, nondisclosure, invention and/or non-competition agreement with the Company and the Optionee is determined, in the reasonable judgment of the Board, to have materially breached such agreement, the Optionee shall forfeit any Shares acquired pursuant to the Option and 100% of the Option granted pursuant to this Option Agreement, whether or not vested.

AERIE PHARMACEUTICALS, INC.

By:    ____________________________________
Richard J. Rubino
Chief Financial Officer
The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board made in good faith upon any questions arising under this Option Agreement.

The undersigned hereby acknowledges receipt of a copy of the Plan.

Date: _________________________        ______________________________

EXHIBIT A

Date: _____________________

Aerie Pharmaceuticals, Inc.
Attn: Chief Financial Officer
__________________________
__________________________

Re:    Exercise of Nonqualified Stock Option

Dear Sirs:

Pursuant to the terms and conditions of the Nonqualified Stock Option Agreement dated as of __________201X (the “Agreement”), between __________ (“Optionee”) and Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Optionee hereby agrees to purchase __________ shares (the “Shares”) of the Common Stock of the Company and tenders payment in full for such shares in accordance with the terms of the Agreement.

The Shares are being issued to Optionee in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “1933 Act”). In connection with such purchase, Optionee represents, warrants and agrees as follows:

1.
The Shares are being purchased for the Optionee’s own account and not for the account of any other person, with the intent of holding the Shares for investment and not with the intent of participating, directly or indirectly, in a distribution or resale of the Shares or any portion thereof.

2.
The Optionee is not acquiring the Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon independent examination and judgment as to the prospects of the Company.

3.
The Optionee has had complete access to and the opportunity to review all material documents related to the business of the Company, has examined all such documents as the Optionee desired, is familiar with the business and affairs of the Company and realizes that any purchase of the Shares is a speculative investment and that any possible profit therefrom is uncertain.

4.
The Optionee has had the opportunity to ask questions of and receive answers from the Company and its executive officers and to obtain all information necessary for the Optionee to make an informed decision with respect to the investment in the Company represented by the Shares.

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5.
The Optionee is able to bear the economic risk of any investment in the Shares, including the risk of a complete loss of the investment, and the Optionee acknowledges that he or she may need to continue to bear the economic risk of the investment in the Shares for an indefinite period.

6.
The Company is under no obligation to register the Shares or to comply with any exemption available for sale of the Shares by the Optionee without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the 1933 Act available with respect to any sale of the Shares by the Optionee.

7.
The Optionee has not relied upon the Company or an employee or agent of the Company with respect to any tax consequences related to exercise of this Option or the disposition of the Shares. The Optionee assumes full responsibility for all such tax consequences and the filing of all tax returns and elections the Optionee may be required to or find desirable to file in connection therewith.

Signature: ________________________________

Address: _________________________________
_________________________________
_________________________________

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